EXHIBIT 3.1

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

 X   Business Corporation (SS. 1915)

__  Nonprofit Corporation (SS. 5915)

Name	Document will be returned to the name and address you enter to the left.
Corporation Service Company
Address

City State Zip Code

Fee: $70

        In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: Jones Apparel Group, Inc.

2.     The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) Number and Street                         City                         State                       Zip                          County

     (b) Name of Commercial Registered Office Provider                                                                           County

     c/o Corporation Service Company                                                                     Dauphin

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4. The date of its incorporation: 12/11/1975

5. Check, and if appropriate complete, one of the following:

       The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

  X     The amendment shall be effective on: 10/18/2010 at 12:00 a.m.
                                                                          Date             Hour

DSCB:15-1915/5915-2

6. Check one of the following:

      The amendment was adopted by the shareholders or members pursuant to 15 Pa. C.S. SS. 1914(a) and (b) or SS. 5914(a).

  X   The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. SS. 1914(c) or SS. 5914(b).

7. Check, and if appropriate, complete one of the following:

 X    The amendment adopted by the corporation, set forth in full, is as follows

  The name of the corporation is: "The Jones Group Inc."

        The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles: X The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 24th day of September , 2010 . Jones Apparel Group, Inc.
Name of Corporation /s/ Ira M. Dansky
Signature Executive Vice President and Secretary
Title